ARISTOTLE FUNDS SERIES TRUST
AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST
Dated: June 11, 2026

TABLE OF CONTENTS

Page

Section 1.1    Name    1
Section 1.2    Trust Purpose    2
Section 1.3    Definitions    2
ARTICLE II    BENEFICIAL INTEREST    3
Section 2.1    Shares of Beneficial Interest    3
Section 2.2    Issuance of Shares.    4
Section 2.3    Register of Shares and Share Certificates    4
Section 2.4    Transfer of Shares    4
Section 2.5    Treasury Shares    5
Section 2.6    Establishment of Series and Classes.    5
Section 2.7    Investment in the Trust    6
Section 2.8    Assets and Liabilities Belonging to Series or Class    6
Section 2.9    No Preemptive Rights    7
Section 2.10    Conversion Rights    8
Section 2.11    Derivative and Direct Actions.    8
Section 2.12    Fractions    8
Section 2.13    No Appraisal Rights    8
Section 2.14    Status of Shares    8
Section 2.15    Shareholders    9
ARTICLE III    THE TRUSTEES    9
Section 3.1    Election    9
Section 3.2    Term of Office of Trustees; Resignation and Removal.    9
Section 3.3    Vacancies, Appointment and Nomination of Trustees.    10
Section 3.4    [RESERVED]    10
Section 3.5    Number of Trustees    10
Section 3.6    Effect of Death, Resignation, Etc. of a Trustee    10
Section 3.7    Ownership of Assets of the Trust.    11
Section 3.8    Series Trustees    11
Section 3.9    No Accounting    11
ARTICLE IV    POWERS OF THE TRUSTEES    12
Section 4.1    Powers    12
Section 4.2    Trustees and Officers as Shareholders    16
Section 4.3    Action by the Trustees and Committees    17
Section 4.4    Chair of the Trustees    18
Section 4.5    Principal Transactions    18
ARTICLE V    INVESTMENT ADVISER, INVESTMENT SUB-ADVISER, PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT, CUSTODIAN AND OTHER CONTRACTORS    18
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TABLE OF CONTENTS
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Section 5.1    Certain Contracts    18
ARTICLE VI    SHAREHOLDER VOTING POWERS AND MEETINGS    20
Section 6.1    Voting.    20
Section 6.2    Notices    21
Section 6.3    Meetings of Shareholders.    21
Section 6.4    Record Date    22
Section 6.5    Notice of Meetings    22
Section 6.6    Proxies, Etc.    22
Section 6.7    Action by Written Consent    22
Section 6.8    Delivery by Electronic Transmission or Otherwise    23
ARTICLE VII    DISTRIBUTIONS AND REDEMPTIONS    23
Section 7.1    Distributions.    23
Section 7.2    Redemption by Shareholder.    24
Section 7.3    Redemption by Trust    24
Section 7.4    Net Asset Value    25
Section 7.5    Power to Modify Procedures    25
ARTICLE VIII    COMPENSATION, LIMITATION OF LIABILITY OF TRUSTEES    25
Section 8.1    Compensation    25
Section 8.2    Limitation of Liability.    25
Section 8.3    Fiduciary Duty.    26
Section 8.4    Indemnification    26
Section 8.5    Indemnification Determinations    27
Section 8.6    Indemnification Not Exclusive    27
Section 8.7    Reliance on Experts, etc    27
Section 8.8    No Duty of Investigation; Notice in Declaration    27
Section 8.9    No Bond Required of Trustees    28
ARTICLE IX    MISCELLANEOUS    28
Section 9.1    Trust Not a Partnership    28
Section 9.2    Dissolution and Termination of Trust, Series or Class.    28
Section 9.3    Merger, Consolidation, Incorporation.    29
Section 9.4    Filing of Copies, References, Headings    30
Section 9.5    Applicable Law    31
Section 9.6    Amendments    31
Section 9.7    Fiscal Year    32
Section 9.8    Provisions in Conflict with Law    32
Section 9.9    Reliance by Third Parties    32
Section 9.10    Exclusive Delaware Jurisdiction    32

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___________________________________________
AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST
THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Aristotle Funds Series Trust (the “Trust”), a Delaware statutory trust, is made as of June 11, 2026, by the undersigned Trustees.
WHERES, the Trustees desire to continue the statutory trust formed pursuant to that certain Agreement and Declaration of Trust dated November 29, 2022 (the “Agreement and Declaration of Trust”); and
WHEREAS, pursuant to Article IX, Section 9.6 of the Agreement and Declaration of Trust, the Trustees of the Trust have determined that the Agreement and Declaration of Trust should be amended and restated in its entirety as hereinafter set forth;
NOW, THEREFORE, the Trustees agree that the Agreement and Declaration of Trust is hereby amended and restated in its entirety and the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.
ARTICLE I

NAME, PURPOSE AND DEFINITIONS
Section 1.1Name. The name of the trust established hereby is Aristotle Funds Series Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under such name. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the approval by the Trustees and the filing of a certificate of amendment pursuant to Section 3810(b) of the Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.
Section 1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The initial Trustee was authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware as attached hereto as Exhibit A, and all Trustees are hereby authorized and directed to execute and file any required amendment to the certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit B.
Section 1.3Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:
(a)“Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as from time to time amended;
(b)“Advisory Board Member” shall mean a member of an “Advisory Board” as defined in Section 2(a)(1) of the 1940 Act;
(c)“By-laws” means the By-laws referred to in Section 4.1(g) hereof, as from time to time amended;
(d)“Class” means any division of Shares within a Series, which Class is or has been established in accordance with the provisions of Article II;
(e)“Declaration” means this Declaration of Trust as the same may be amended and restated from time to time;
(f)“Indemnified Person” has the meaning assigned in Section 8.4 hereof;
(g)“Net Asset Value” means the net asset value of each Series or Class of the Trust determined in the manner contemplated by Section 7.4 hereof;
(h)“Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;
(i)“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or foreign statutory trust;
(j)“Series” means a series of Shares of the Trust established in accordance with the provisions of Section 2.6 hereof;
(k)“Shareholder” means a record owner of Outstanding Shares of the Trust;
(l)“Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares (including only in Creation Units approved pursuant to Article II, Section 2.2 below);
(m)“Trust” refers to the Delaware statutory trust established hereby and reference to the Trust, when applicable to one or more Series or Classes of the Trust, shall refer to any such Series or Class;

(n)“Trustee” or “Trustees” means the person or persons who has or have signed this Declaration, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;
(o)“Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series, or by or for the account of the Trustees on behalf of the Trust or any Series;
(p)“1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as may be amended from time to time;
(q)The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act; and
(r)“Creation Unit” shall have the meaning given to it in Article II, Section 2.2(b).
ARTICLE II

BENEFICIAL INTEREST
Section 2.1Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series and Classes within a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series and Class authorized hereunder is unlimited. Each Share shall have no par value, unless otherwise determined by the Trustees in connection with the creation and establishment of a Series or Class. All Shares when issued hereunder on the terms determined by the Trustees, including without limitation Series or Class Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.
Section 2.2Issuance of Shares.
(a)The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares of each Series and Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split-up or otherwise as determined by the Trustees in their sole discretion), subject to applicable law, including cash or securities (including Shares of a different Series or Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interests in the Trust or any Series or Class. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time.
(b)Notwithstanding any other provision of this Declaration, the Trustees in their sole discretion may, from time to time, without the vote of Shareholders, determine to issue

Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion (each such aggregation, a “Creation Unit”) and, in connection with the issuance of Creation Units, to charge such transaction fees or such other fees as the Trustees in their sole discretion shall determine, and the Trustees in their sole discretion may, from time to time, without the vote of the Shareholders, alter the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Trustees under this Declaration to delegate their authority, the authority of the Trustees under this paragraph with respect to establishing and altering the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or to the investment manager or otherwise as the Trustees consider desirable.
(c)Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.
Section 2.3Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent or similar agent which shall contain the names and addresses of the Shareholders of each Series and Class, the number of Shares of that Series and Class thereof held by them respectively and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the By-laws provided, until they have given their address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. The Trustees shall have no obligation to, but in their discretion may, authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.
Section 2.4Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by their agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
Section 2.5Treasury Shares. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust. Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares. For the avoidance of doubt, any Shares held in treasury shall not be canceled unless the Trustees decide otherwise.
Section 2.6Establishment of Series and Classes.
(a)The Trustees shall be authorized, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series or Class of the Trust, to establish and designate and to change in any manner any initial or additional Series or Classes and to fix such preferences, voting powers (or lack thereof), rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Series or Classes into one or more Series or Classes of Shares, to redeem or abolish any outstanding Series or Class of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series (or Class) including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Series or Class and are not required to issue certificates for any Shares.
(b)All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust except as the context otherwise requires.
(c)Subject to the distinctions permitted among Classes of Shares of the Trust or of Classes of the same Series, as established by the Trustees consistent with the requirements of the 1940 Act or as otherwise provided in the instrument designating and establishing any Class or Series, each Share of the Trust (or Series, as applicable) shall represent an equal beneficial interest in the net assets of the Trust (or such Series), and each holder of Shares of the Trust (or a Series) shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect thereto. Upon redemption of the Shares of any Series or upon the liquidation and termination of a Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

Section 2.7Investment in the Trust. The Trustees may accept investments in any Series of the Trust or Class, if the Series has been divided into Classes, from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided herein. Unless the Trustees otherwise determine, investments in a Series shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received. Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, with respect to any Class or Series, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose sales or other charges upon investments in the Trust or (c) issue fractional Shares. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Section 2.8Assets and Liabilities Belonging to Series or Class
(a)Separate and distinct records shall be maintained by the Trust for each Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. If there are Classes of Shares within a Series, the assets belonging to the Series shall be further allocated to each Class in the proportion that the “assets belonging to” the Class (calculated in the same manner as with determination of “assets belonging to” the Series) bears to the assets of all Classes within the Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series or Class, as the case may be. The assets belonging to a particular Series and Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or Class, as the case may be.
(b)The assets belonging to each Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series. Except as provided in the next two sentences or otherwise required or permitted by applicable law or any rule or order of the Commission, the liabilities belonging to such Series shall be allocated to each Class of a Series in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Series. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a Series to a particular Class or Classes as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.
(c)Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the

Trust and each Series. Any person extending credit to, contracting with or having any claim against the Trust with respect to a particular Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.
(d)If, notwithstanding the provisions of this Section, any liability properly charged to a Series or Class is paid from the assets of another Series or Class, the Series or Class from whose assets the liability was paid shall be reimbursed from the assets of the Series or Class to which such liability belonged.
Section 2.9No Preemptive Rights. Unless the Trustees decide otherwise in their sole discretion, Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust, whether of the same or of another Series or Class.
Section 2.10Conversion Rights. The Trustees shall have the authority to provide from time to time that the holders of Shares of any Series or Class shall have the right to convert or exchange such Shares for or into Shares of one or more other Series or Classes or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees from time to time.
Section 2.11Derivative and Direct Actions.
(a)No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Series or Class. No Shareholder of a Series or a Class may maintain a derivative action on behalf of the Trust with respect to such Series or Class unless holders of a least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action.
(b)In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 2.11, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.
(c)To the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Trust and/or its Trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant to Section 2.11(a) and (b) of this

Declaration of Trust and Section 3816 of the Statutory Trust Act shall be equally applicable to bringing a direct action.
Section 2.12Fractions. Except as otherwise determined by the Trustees, any fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.
Section 2.13No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a stockholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.
Section 2.14Status of Shares. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death of a Shareholder during the continuance of the Trust or any Series or Class thereof shall not operate to dissolve or terminate the Trust or any Series or Class nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.
Section 2.15Shareholders. Each Shareholder of the Trust and of each Series or Class shall have the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the Delaware General Corporation Law. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.
ARTICLE III

THE TRUSTEES
Section 3.1Election. Except for the Trustees named herein or appointed pursuant to Section 3.8, or Trustees appointed to fill vacancies pursuant to Section 3.3 hereof, the Trustees shall be elected by the Shareholders in accordance with this Declaration and the 1940 Act. The initial Trustee of the Trust shall be Richard Schweitzer.
Section 3.2Term of Office of Trustees; Resignation and Removal.
(a)Each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided unless such Trustee resigns or is removed as provided herein. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chair, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.
(b)Any of the Trustees may be removed with or without cause by the affirmative vote of the Shareholders of two thirds (2/3) of the Shares or with cause, by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 3.5 hereof). Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.
(c)Upon the resignation or removal of a Trustee, or their otherwise ceasing to be a Trustee, they shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee’s incapacity to serve as trustee, their legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
(d)Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.
Section 3.3Vacancies, Appointment and Nomination of Trustees.
(a)In case of the declination to serve, death, resignation, retirement, removal or incapacity of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.5, to decrease the number of Trustees.
(b)An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date.
(c)An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.
(d)Other than pursuant to any applicable law or regulation, including any applicable law or regulation adopted after the date of this Declaration, Shareholders shall not have the right to nominate persons for election as Trustees.
Section 3.4[RESERVED].
Section 3.5Number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees.
Section 3.6Effect of Death, Resignation, Etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or any Series or to revoke any existing trust or agency created pursuant to the terms of this Declaration.

Section 3.7Ownership of Assets of the Trust.
(a)Legal title to all of the Trust Property shall at all times be vested in the Trust as a separate legal entity, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or of any Series or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Series or Class the Shares of which are owned by such Shareholder. The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.
(b)In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal, death or incapacity of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
Section 3.8Series Trustees. In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the 1940 Act, separate Trustees with respect to such Series or Classes (the “Series Trustees”). Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust. To the extent provided by the Trustees in the appointment of Series Trustees, the Series Trustees may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but may have no power or authority with respect to any other Series or Class (unless the Trustees permit such Series Trustees to create new Classes within such Series). Any provision of this Declaration relating to election of Trustees by Shareholders shall entitle only the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Trustees and the Shareholders of any other Series or Class shall not be entitled to participate in such vote. In the event that Series or Class Trustees are appointed, the Trustees initially appointing such Series or Class Trustees may, without the approval of any Outstanding Shares, amend either this Declaration or the By-laws to provide for the respective responsibilities of the Trustees and the Series or Class Trustees in circumstances where an action of the Trustees or Series or Class Trustees affects all Series and Classes of the Trust or two or more Series or Classes represented by different Trustees.
Section 3.9No Accounting. Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

ARTICLE IV

POWERS OF THE TRUSTEES
Section 4.1Powers. The Trustees shall manage or direct the management of the Trust Property and the business of the Trust with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court. Without limiting the foregoing and subject to any applicable limitation in this Declaration, or the 1940 Act, the Trustees shall have power and authority to cause the Trust (or to act on behalf of the Trust):
(a)To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities and financial instruments of any kind, including without limitation futures contracts and options on such contracts, issued, created, guaranteed, or sponsored by any and all Persons, including the United States of America, any foreign government, and all states, territories, and possessions of the United States of America or any foreign government and any political subdivision, agency, or instrumentality thereof, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, and “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and commodity and inflation-linked derivative instruments, including commodity index and inflation-linked notes, swap agreements, swaptions, commodity options, commodity futures and options on futures, forward commodity contracts, commodity-based exchange traded funds, physical commodities, and inflation and commodity-indexed securities; and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more persons, to exercise any of said rights, powers, and privileges in respect of any of such instruments;
(b)To enter into contracts of any kind and description, including swaps, swaptions, options, futures, forwards and other types of derivative contracts;
(c)To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts, currency futures contracts and options thereon;
(d)To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article VII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series or Class of the Trust, with respect to which such Shares are issued. Notwithstanding anything herein to the contrary, the Trustees may in their sole discretion determine that Shares of any Series or Class will be issued in Creation Units in such aggregate number of Shares determined by the Trustees, except with respect to the initial capital contribution by the investment adviser, an investment sub-adviser, or their affiliates, as discussed herein (the “Initial Capital Contribution”), and in connection with the issuance or redemption of such Creation Units, charge such transaction fees as the Trustees shall determine. The Trust may issue Shares in less than Creation Unit denominations with respect to the Initial Capital Contribution;
(e)To borrow funds or other property and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation, liability or engagement of any person and to lend or pledge Trust Property or any part thereof to secure any or all of such obligations;
(f)To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;
(g)To adopt By-laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-laws shall be deemed a part of this Declaration and are incorporated herein by reference;
(h)To appoint and terminate such officers, employees, agents and contractors as they consider appropriate, any of whom may be a Trustee, and may provide for the compensation of all of the foregoing;
(i)To set record dates (or delegate the power to so do) in the manner provided herein or in the By-laws;
(j)To delegate such of the Trustees’ power and authority hereunder (which delegation may include the power to subdelegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;
(k)To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;
(l)To enter into joint ventures, general or limited partnerships and any other combinations or associations;
(m)To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
(n)To the extent permitted by law, indemnify any person with whom the Trust or any Series or Class has dealings;
(o)To engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Series or Class thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;
(p)To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, Advisory Board Members, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;
(q)To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;
(r)To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;
(s)To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes thereof having relative rights, powers and duties as they may provide consistent with applicable law;
(t)To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, issuer or concern, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation, issuer or concern, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;
(u)To make distributions of income and of capital gains to Shareholders in the manner herein provided;

(v)To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;
(w)[Reserved];
(x)To establish one or more committees, to delegate any powers of the Trustees to such committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and other characteristics of such committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;
(y)To interpret the investment policies, practices or limitations of the Trust or of any Series or Class;
(z)To establish a registered office and have a registered agent in the State of Delaware;
(aa)To pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust’s officers, employees, Advisory Board Members, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with the terms of this Declaration;
(ab)To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more subsidiaries or other investment companies or pooled portfolios) all without any requirement of approval by Shareholders. Any such other investment company or pooled portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes;
(ac)In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers;

(ad)To appoint one or more Advisory Board Members to serve the role provided for in Section 2(a)(1) of the 1940 Act and to cause the Trust to pay compensation to such persons for serving in such capacity; and
(ae)To engage in any other lawful act or activity in which a statutory trust organized under the Act may engage subject to the requirements of the 1940 Act.
The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series or Class, and not an action in an individual capacity.
No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
Section 4.2Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which such person invested, subject to the general limitations herein contained as to the sale and purchase of such Shares.
Section 4.3Action by the Trustees and Committees. Meetings of the Trustees shall be held from time to time within or without the State of Delaware upon the call of the Chair, if any, the President, the Secretary or any two Trustees. No annual meeting of Trustees shall be required.
(a)Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees. Notice of any other meeting shall be given not later than 72 hours preceding the meeting by United States mail or by email or other electronic transmission to each Trustee at his business address as set forth in the records of the Trust or otherwise given personally not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
(b)A quorum for all meetings of the Trustees shall be one third of the total number of Trustees, but (except at such time as there is only one Trustee) no less than two Trustees. Unless provided otherwise in this Declaration or otherwise required by the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, which written consent shall be filed with the minutes of proceedings of the Trustees. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.
(c)Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Trustees shall provide otherwise or if the committee consists of only one member. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members, which written consent shall be filed with the minutes of proceedings of such committee.
(d)With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or are otherwise interested in any action to be taken may be counted for quorum purposes under this Section 4.3 and shall be entitled to vote to the extent permitted by the 1940 Act.
(e)All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act “in person,” in which case such term shall be construed consistent with Commission or staff releases or interpretations.
Section 4.4Chair of the Trustees. The Trustees may appoint one of their number to be Chair of the Trustees. The Chair shall preside at all meetings of the Trustees at which he or she is present and may be (but is not required to be) the chief executive officer of the Trust. The Chair shall preside over the meetings of the Trustees, shall set the agendas for the meetings, and shall have substantially the same responsibilities as would a typical chairman of a board of directors of a corporation under the General Corporation Law of the State of Delaware. The Trustees may elect a Vice-Chair. In the absence of the Chair, another Trustee shall be designated by the Trustees to preside over the meeting of the Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chair in his or her absence.
Section 4.5Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.
ARTICLE V

INVESTMENT ADVISER, INVESTMENT SUB-ADVISER,
PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT,
CUSTODIAN AND OTHER CONTRACTORS
Section 5.1Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:
(a)Investment Adviser and Investment Sub-Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Declaration, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, employee, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.
The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Declaration to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.
(b)Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares for any one or more of its Series or Classes or other securities to be issued by the Trust, including whereby the Trust may either agree to sell Shares or other securities to the other party to the contract or appoint such other party its sales agent for such Shares or other securities. In either case, the contract may also provide for the repurchase or sale of Shares or other securities by such other party as principal or as agent of the Trust.
(c)Administrator. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.
(d)Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.
(e)Administrative Service and Distribution Plans. The Trustees may, on such terms and conditions as they may in their discretion determine, adopt one or more plans pursuant to which compensation may be paid directly or indirectly by the Trust for shareholder servicing, administration and/or distribution services with respect to one or more Series or Classes including without limitation, plans subject to Rule 12b-1 under the 1940 Act, and the Trustees may enter into agreements pursuant to such plans.
(f)Fund Accounting. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.
(g)Custodian and Depository. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust or any Series or Class and accounting records in connection therewith.
(h)Parties to Contract. To the extent permitted by applicable law and regulation, any contract described in this Article V hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article V. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article V, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.1.
ARTICLE VI

SHAREHOLDER VOTING POWERS AND MEETINGS
Section 6.1Voting.
(a)The Shareholders shall have power to vote only: (i) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof) and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the 1940 Act or as the Trustees may consider necessary or desirable.
(b)On each matter submitted to a vote of Shareholders, unless the Trustees determine otherwise, all Shares of all Series and Classes shall vote together as a single class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Series or Class, such requirements as to a separate vote by that Series or Class shall apply; (ii) unless the Trustees determine that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Series or Class and the interests of each such Series or Class in the matter are identical, then the Shares of all such affected Series or Classes shall vote together as a single class; and (iii) as to any matter which does not affect the interests of a particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote. As determined by the Trustees, in their sole discretion, without the vote or consent of Shareholders, (except as required by the 1940 Act) on any matter submitted to a vote of Shareholders either (x) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (y) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of the Trust, if no Series shall have been established, or of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws or as determined by the Trustees. A proxy may be given in writing, electronically, by telefax, or in any other manner provided for in the By-laws or as determined by the Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration or any of the By-laws of the Trust to be taken by Shareholders.
Section 6.2Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address as it is registered with the Trust. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid.
Section 6.3Meetings of Shareholders.
(a)Meetings of the Shareholders may be called at any time by the Chair or the Trustees. Any such meeting shall be held within or without the State of Delaware (or may be held virtually) on such day and at such time as the Trustees shall designate. Shareholders of one-third of the Shares in the Trust (or Class or Series thereof), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or by this Declaration or the By-laws. Any lesser number shall be sufficient for adjournments. Unless the 1940 Act, this Declaration or the By-Laws require a greater number of affirmative votes, the affirmative vote by the Shareholders present, in person or by proxy, holding more than 50% of the Shares (or Class or Series thereof) or, if applicable, holding more than 50% of the Net Asset Value of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Shareholders, and a plurality shall elect a Trustee.
(b)Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time provided that no meeting shall be adjourned for more than six months beyond the originally scheduled meeting date. In addition, any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the Chair or the Trustees to another date and time provided that no meeting shall be adjourned or postponed for more than six months beyond the originally scheduled meeting date. Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees in their sole discretion without the necessity of further notice.
Section 6.4Record Date. For the purpose of determining the Shareholders who are entitled to notice of any meeting and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 120 calendar days prior to the date of any meeting of the Shareholders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action. Nothing in this Section 6.4 shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 6.5Notice of Meetings. Written or printed notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given as provided in Section 6.2 for the giving of notices, at least 10 business days before the meeting. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Any adjourned meeting held as provided in Section 6.3 shall not require the giving of additional notice.
Section 6.6Proxies, Etc.. At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.
(a)Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record as of the applicable date shall be entitled to vote.
(b)When Shares are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Shares, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Shares.
(c)A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.
Section 6.7Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Declaration or by the Trustees) consent to the action in writing. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. The Trustees may adopt additional rules and procedures regarding the taking of Shareholder action by written consents.
Section 6.8Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration or the By-laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Act), including via the internet, or in any other manner permitted by applicable law, and may be made using an electronic signature (within the meaning of the Act).
Section 6.9
ARTICLE VII

DISTRIBUTIONS AND REDEMPTIONS
Section 7.1Distributions.

(a)The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series or Class. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.
(b)Dividends and distributions on Shares of a particular Series or any Class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Shareholders of Shares in that Series or Class, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares in a particular Series or Class thereof shall be distributed pro rata to the Shareholders of Shares in that Series or Class in proportion to the total outstanding Shares in that Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or Class and except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.
(c)Anything in this Declaration to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series or Class fixed as provided in subsection (b) of this Section 7.1. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.
Section 7.2Redemption by Shareholder.
(a)Unless the Trustees otherwise determine with respect to a particular Series or Class at the time of establishing and designating the same and subject to the 1940 Act, each holder of Shares of a particular Series or Class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem (out of the assets belonging to the applicable Series or Class) all or any part of his Shares at a redemption price equal to the Net Asset Value per Share of that Series or Class next determined in accordance with Section 7.4 after the Shares are properly tendered for redemption, less such redemption fee or other charge, if any, as may be fixed by the Trustees. Except as otherwise provided in this Declaration, payment of the redemption price shall be in cash; provided, however, that to the extent permitted by applicable law, the Trustees may authorize the Trust to make payment wholly or partly in securities or other assets belonging to the applicable Series at the value of such securities or assets used in such determination of Net Asset Value.
(b)Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem Shares of that Series or Class during any period or at any time when and to the extent permissible under the 1940 Act including, in the case of Shares of any Series or Class issued only in Creation Units pursuant to Article II, Section 2.2, restricting the right of redemption of Creation Units by not allowing redemption of partial or fractional Creation Units if so determined by the Trustees, except with respect to redemptions of any Initial Capital Contribution pursuant to Article IV, Section 4.1(d).
(c)In the event that a Shareholder shall submit a request for the redemption of a greater number of Shares than are then allocated to such Shareholder, such request shall not be honored.
(d)If the Trustees determine to issue Shares in Creation Units pursuant to Article II, Section 2.2(b), then such Shares shall be redeemable only in the manner and on such days as may be determined by or determined pursuant to procedures or methods prescribed by or approved by the Trustees from time to time with respect to such Series or Class. Each holder of a Creation Unit of a Series or Class, upon request to the Trust in accordance with procedures established by the Trustees, shall be entitled to require the Trust to redeem all or any number of such holder’s Shares standing in the name of such holder on the books of the Trust, but in the case of the Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable only in Creation Unit aggregations, only in such Creation Unit aggregations of Shares of such Series or Class as the Trustees may determine from time to time in accordance with this Article VII, at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws.
Section 7.3Redemption by Trust. Unless the Trustees otherwise determine with respect to a particular Series or Class at the time of establishing and designating the same, each Share of each Series or Class thereof that has been established and designated is subject to redemption (out of the assets belonging to the applicable Series or Class) by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to Section 7.2 at any time if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the Trust or to the holders of the Shares, or any Series or Class of the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. In addition, the Trustees, in their sole discretion, may cause the Trust to redeem (out of the assets belonging to the applicable Series or Class) all of the Shares of one or more Series or Classes held by (a) any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees, (b) all Shareholders of one or more Series or Classes if the value of such Shares held by all Shareholders is less than the minimum amount established from time to time by the Trustees or (c) any Shareholder to reimburse the Trust for any loss or expense it has sustained or incurred by reason of the failure of such Shareholder to make full payment for Shares purchased by such Shareholder, or by reason of any defective redemption request, or to collect any charge relating to a transaction effected for the benefit of such Shareholder or as provided in the prospectus relating to such Shares.
Section 7.4Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appoint for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class as of such times and dates as may be prescribed by the Trustees.
Section 7.5Power to Modify Procedures. Nothing in this Declaration shall be deemed to restrict the ability of the Trustees in their full discretion, without the need for any notice to, or approval by the Shareholders of, any Series or Class, to allocate, reallocate or authorize the contribution or payment, directly or indirectly, to one or more than one Series or Class of the following (i) assets, income, earnings, profits, and proceeds thereof, (ii) proceeds derived from the sale, exchange or liquidation of assets, and (iii) any cash or other assets contributed or paid to the Trust from a manager, administrator or other adviser of the Trust or an Affiliated Person thereof, or other third party, another Series or another Class, to remediate misallocations of income and capital gains, ensure equitable treatment of Shareholders of a Series or Class, or for such other valid reason determined by the Trustees in their sole discretion.
Section 7.6Any Share redeemed by the Trust pursuant to this Article VII shall be canceled, unless the Trustees otherwise determine any such Share shall be held in treasury.
ARTICLE VIII

COMPENSATION, LIMITATION OF LIABILITY OF TRUSTEES
Section 8.1Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.
Section 8.2Limitation of Liability.
(a)The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust to the fullest extent permitted by law. No Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, or gross negligence. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, adviser, sub-adviser, administrator or Principal Underwriter of the Trust.
(b)The officers, employees, Advisory Board Members and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Act. No officer, employee, Advisory Board Member or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, or gross negligence.
Section 8.3Fiduciary Duty.
(a)The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law.
Section 8.4Indemnification. The Trust shall indemnify, defend and hold harmless each of its Trustees, Advisory Board Members and officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise (each an “Indemnified Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding of any kind and nature whatsoever, whether brought in the right of the Trust or otherwise, and whether of a civil, criminal or administrative nature, before any court or administrative or legislative body, including any appeal therefrom, in which he or she may be involved as a party, potential party, non-party witness or otherwise or with which he may be threatened, while as an Indemnified Person or thereafter, by reason of being or having been such an Indemnified Person, except that no Indemnified Person shall be indemnified pursuant to this Section 8.4 against any liability to the Trust or its Shareholders to which such Indemnified Person would otherwise be subject by reason of bad faith, willful misconduct or gross negligence (such willful misconduct, bad faith or gross negligence being referred to herein as “Disabling Conduct”). Expenses, including accountants’ and counsel fees so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust or a Series in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and either (i) such Indemnified Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Indemnified Person ultimately will be found entitled to indemnification.
Section 8.5Indemnification Determinations. Indemnification of an Indemnified Person pursuant to Section 8.4 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Indemnified Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Indemnified Person was not liable by reason of Disabling Conduct.
Section 8.6Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect or limit any other rights to which any such Indemnified Person may be entitled from the Trust or otherwise. As used in this Article VIII, “Indemnified Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.
Section 8.7Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any manager, adviser, administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.
Section 8.8No Duty of Investigation; Notice in Declaration. No purchaser, lender, or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.
Section 8.9No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.
ARTICLE IX

MISCELLANEOUS
Section 9.1Trust Not a Partnership. It is the intention of the Trustees that the Trust shall be a statutory trust under the Act and that this Declaration and the By-laws, if any, shall together constitute the “governing instrument” of the Trust as defined in Section 3801(c) of the Act. It is hereby expressly declared that a Delaware statutory trust and not a partnership or other form of organization is created hereby. All persons extending credit to, contracting with or having any claim against any Series of the Trust or any Class within any Series shall look only to the assets of such Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series or Class shall include a recitation limiting the obligations represented thereby to the Trust or to one or more Series or Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder, Trustee, officer, employee or agent of the Trust).
Section 9.2Dissolution and Termination of Trust, Series or Class.
(a)Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees, without Shareholder approval, by written notice to the Shareholders. Any Series of Shares may be dissolved without Shareholder approval, at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Series and each Class thereof and any action to dissolve a Series shall be deemed also to be an action to terminate each Class thereof.
(b)Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution unless otherwise determined by the Trustees or otherwise provided by this Declaration. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 9.2(b) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of

Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 7.3 of Article VII of this Declaration provided that the costs relating to the termination of such Class shall be included in the determination of the Net Asset Value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).
(c)Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.
Section 9.3Merger, Consolidation, Incorporation.
(a)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company registered under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, may succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company registered under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 9.3 may affect any amendment to the Declaration or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.
(c)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts, limited liability companies, limited partnerships, or other entities or associations to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial or ownership interests in any such newly created trust or trusts, limited liability companies, limited partnerships, or other entities or associations, or any series or classes thereof.
(d)Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.
Section 9.4Filing of Copies, References, Headings. The original or a copy of this Declaration and of each amendment hereof or Declaration supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration or of any such amendment or supplemental Declaration. In this Declaration or in any such amendment or supplemental Declaration, references to this Declaration, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration as amended or affected by any such supplemental Declaration. All expressions like “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders. All references to an officer of the Trust shall be deemed to include an officer with respect to a Series. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration rather than the headings, shall control. This Declaration may be executed in any number of counterparts each of which shall be deemed an original.
Section 9.5Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
Section 9.6Amendments. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of shareholders of a Series or Class not affected shall be required. Anything in this Declaration to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment. The Trustees may without Shareholder vote, restate or amend or otherwise supplement the By-laws and the Certificate of Trust as the Trustees deem necessary or desirable.
Section 9.7Fiscal Year. The fiscal year of the Trust or any Series shall end on a specified date as determined from time to time by the Trustees.
Section 9.8Provisions in Conflict with Law. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
Section 9.9Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 9.10Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Act, this Declaration or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Amended and Restated Agreement and Declaration of Trust as of the 11th day of June 2026.

/s/ Eric Baggesen_________
Eric Baggesen
Trustee

/s/ Wendy Greuel___________
Wendy Greuel
Trustee

/s/ Warren A. Henderson______
Warren A. Henderson
Trustee

/s/Alexander B. Potts_________
Alexander B. Potts
Trustee

/s/ Richard Schweitzer_________
Richard Schweitzer
Trustee

/s/ Jeffrey S. Van Harte_________
Jeffrey S. Van Harte
Trustee

Exhibit A

CERTIFICATE OF TRUST
OF
ARISTOTLE FUNDS SERIES TRUST

        This Certificate of Trust of Aristotle Funds Series Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

        1.    Name. The name of the trust formed hereby is Aristotle Funds Series Trust.

        2.    Registered Office; Registered Agent. The business address of the Trust’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

        3.    Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

        4.    Series. Pursuant to Section 3806(b)(2) of the Act, the Trust may create one or more series having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

5.    Notice of Limitation of Liabilities of Each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

        6.    Effective Date. This Certificate of Trust shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                        /s/ Richard Schweitzer
                        Richard Schweitzer
                        Trustee

Exhibit B

FORM OF

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: ___________________________________________ _________________________________________________________________

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows: [set forth amendment(s)]

3. (Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective _______________________.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the ________________ day of ________________________, ______A.D.

______________________
Eric Baggesen
Trustee

______________________
Wendy Greuel
Trustee

______________________
Warren A. Henderson
Trustee

______________________
Alexander B. Potts
Trustee

______________________
Richard Schweitzer
Trustee

______________________
Jeffrey S. Van Harte
Trustee